FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                            LAWRENCEBURG GAS COMPANY




                             AS OF DECEMBER 31, 1996



                                   (Unaudited)



                                Pages 1 through 6
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
                            LAWRENCEBURG GAS COMPANY
                          PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                      Pro Forma
                                                                                Actual               Adjustments           Pro Forma
                                                                                    (in thousands, except per share amounts)
OPERATING REVENUES ..............................................               $ 7,633                $  --                  $7,633

OPERATING EXPENSES
Gas purchased ...................................................                 3,976                   --                   3,976
Other operation .................................................                 1,229                   --                   1,229
Maintenance .....................................................                   162                   --                     162
Depreciation ....................................................                   417                   --                     417
Income taxes ....................................................                   515                   --                     515
Taxes other than income taxes ...................................                   292                   --                     292
                                                                                -------                -------                ------
                                                                                  6,591                   --                   6,591

OPERATING INCOME ................................................                 1,042                   --                   1,042

OTHER INCOME AND EXPENSES - NET .................................                   (14)                    33                    19
                                                                                -------                -------                ------

INCOME BEFORE INTEREST ..........................................                 1,028                     33                 1,061

INTEREST ........................................................                   191                     94                   285
                                                                                -------                -------                ------

NET INCOME ......................................................               $   837                $   (61)               $  776

                            LAWRENCEBURG GAS COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                       Pro Forma
                                                                                   Actual             Adjustments          Pro Forma
                                                                                                 (dollars in thousands)
UTILITY PLANT - ORIGINAL COST
In service ..........................................................              $14,570              $  --                $14,570
Accumulated depreciation ............................................                4,026                 --                  4,026
                                                                                   -------              -------              -------
                                                                                    10,544                 --                 10,544

Construction work in progress .......................................                  132                 --                    132
                                                                                   -------              -------              -------
Total utility plant .................................................               10,676                 --                 10,676

CURRENT ASSETS
Cash ................................................................                  153                1,567                1,720
Accounts receivable less accumulated
provision for doubtful accounts of $17,488 ..........................                1,843                 --                  1,843
Gas stored for current use ..........................................                   14                 --                     14
Prepayments .........................................................                   12                 --                     12
                                                                                   -------              -------              -------
                                                                                     2,022                1,567                3,589

OTHER ASSETS
Unrecovered purchased gas cost ......................................                  919                 --                    919
Other ...............................................................                  249                 --                    249
                                                                                   -------              -------              -------
                                                                                     1,168                 --                  1,168

                                                                                   $13,866              $ 1,567              $15,433

                            LAWRENCEBURG GAS COMPANY
                             PRO FORMA BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                      Pro Forma
                                                                                  Actual             Adjustments           Pro Forma
                                                                                               (dollars in thousands)
COMMON STOCK EQUITY
Common stock - without par value;
Authorized shares - 11,000
Outstanding shares - 10,768 Actual ................................              $   539              $   --                 $   539
Retained earnings .................................................                5,943                   (61)                5,882
                                                                                 -------              --------               -------
Total common stock equity .........................................                6,482                   (61)                6,421

LONG-TERM DEBT
9-3/4% Sereies due October 1, 2001 ................................                1,200                  --                   1,200
                                                                                 -------              --------               -------
Total capitalization ..............................................                7,682                   (61)                7,621

CURRENT LIABILITIES
Notes payable .....................................................                 --                   1,567                 1,567
Notes payable to affiliated companies .............................                1,433                  --                   1,433
Accounts payable ..................................................                  998                  --                     998
Accounts payable to affiliated companies ..........................                  315                  --                     315
Accrued taxes .....................................................                  315                   (33)                  282
Accrued interest ..................................................                   33                    94                   127
Accrued employee benefits .........................................                   74                  --                      74
Other .............................................................                   86                  --                      86
                                                                                 -------              --------               -------
                                                                                   3,254                 1,628                 4,882

OTHER LIABILITIES
Deferred income taxes .............................................                1,513                  --                   1,513
Unamortized investment tax credits ................................                  222                  --                     222
Accrued pension and other postretirement
benefit costs .....................................................                  493                  --                     493
Amounts due customers - income taxes ..............................                  108                  --                     108
Accrued environmental costs .......................................                  128                  --                     128
Refunds from gas suppliers received ...............................                   93                  --                      93
Other .............................................................                  373                  --                     373
                                                                                 -------              --------               -------
                                                                                   2,930                  --                   2,930

                                                                                 $13,866              $  1,567               $15,433

                            LAWRENCEBURG GAS COMPANY
               PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                    Pro Forma
                                                                               Actual              Adjustments             Pro Forma
                                                                                             (dollars in thousands)

BALANCE DECEMBER 31, 1995 ...................................                  $5,106                  $--                    $5,106

Net income ..................................................                     837                   (61)                     776
                                                                               ------                  ----                   ------

BALANCE DECEMBER 31, 1996 ...................................                  $5,943                  $(61)                  $5,882

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                            LAWRENCEBURG GAS COMPANY

            Pro Forma Journal Entries to Give Effect to the Borrowing
                         of Up to $3,000,000 from Banks


                                   Entry No. 1

Cash                                         $1,566,933
     Notes payable                                    $1,566,933

To record the issuance of notes payable net of $1,433,067 of notes payable to affiliated companies.

                                   Entry No. 2

Interest                                     $ 94,016
     Accrued interest                               $ 94,016

To record interest on $1,566,933 of notes payable at 6% per annum.

                                   Entry No. 3

Accrued taxes                                $ 32,906
     Income taxes                                   $  32,906

To record the reduction in income taxes due to increased interest expense on notes payable.
($94,016 at an assumed tax rate of 35%).